Exhibit 10.4

From the desk of
Esther S. Modell

February 27, 2017

To the Board of Directors of
Titan Computer Services, Inc.
Attn: Robert Klein

Gentlemen:

You are hereby advised that, effective on the date hereof, I hereby resign as a director of the Company.  My resignation is for personal reasons and not for any policy dispute.

Very truly yours,

/s/ Esther S. Modell

Esther S. Modell